The L.S. Starrett Company Announces Fiscal 2024 Second Quarter Results

ATHOL, MA. – February 16, 2024 – The L.S. Starrett Company (NYSE: SCX) (“Starrett” or “the Company”) a global innovator, manufacturer and marketer of precision measuring tools, cutting tools and equipment, and high-end metrology solutions for industrial, professional, and consumer markets, today announced operating results for the quarter ended December 31, 2023.
Financial results include non-U.S. GAAP financial measures. These non-U.S. GAAP measures are more fully described and are reconciled from the respective measures determined under U.S. GAAP in the section titled “Use of Non-U.S. GAAP Financial Measures” and the attached tables.
Fiscal 2024 Second Quarter Financial Highlights

•Net sales for the quarter of $62.1 million were 7.0% lower compared to the second quarter of the prior year, while currency neutral net sales of $60.7 million declined 9.2% compared to the second quarter of fiscal 2023. The decline in net sales compared to the comparative period was primarily driven by continued challenges with labor availability and resulting lower factory utilization in the Company’s measuring tools plant, and a decline in sales of the Company’s in-line laser measuring systems, which was attributed to customer consolidation and capital expenditure delay in that sector, and the recent automotive workers’ strikes, which also paused sector capital spending. International sales continued to improve compared to the prior year, and sales of the Company’s high precision granite measuring products continued to grow.
•Gross margin for the quarter was 30.5%, a decline of 180 basis points from 32.3% in the second quarter of the prior year. This was partially a result of the forementioned labor headwinds in our measuring tool production facility, and partially due to product mix, as net sales of the Company’s higher margin in-line laser measuring systems declined disproportionately relative to other products compared to the prior year quarter.
•Second quarter operating income was 4.0%, compared to 8.9% in the second quarter of the prior year. In addition, selling general and administrative expenses increased as a percentage of net sales compared to the prior year quarter. Approximately one-third of the increase was due to the translation of foreign currencies, particularly the Brazilian Real, into U.S. Dollars. In addition, the Company has continued to reinvest in growth initiatives, and incurred additional consulting costs during the quarter.
•The Company continues its efforts to reduce inventory, resulting in improved operating cash flow and the repayment of $5.7 million of debt during the second quarter. By quarter end, debt was at its lowest level in over 10 years.
•Net loss for the quarter was $0.4 million, compared to net income of $3.1 million in the comparative quarter. Net income was impacted by an unfavorable tax adjustment of $2.0 million related to IRS Notice 2023-80 released in December 2023. Second quarter diluted earnings per share was a loss of $0.05, compared to a gain of $0.42 for the second quarter in the prior fiscal year.
“I am pleased to see the continued profitable growth of our high precision granite measuring products and a stabilization of demand of our industrial products internationally. This helped offset challenges in our North American industrial markets, particularly in the automotive sector, impacting both industrial distribution and capital equipment demand over the past couple of quarters. Our team continued to drive inventory reductions, allowing us to reduce debt to its lowest level in more than a decade. We remain committed to strengthening our financial position, giving us increased flexibility to invest in our business to drive long-term growth and shareholder value creation.” remarked Douglas A. Starrett, President and CEO.

Use of Non- U.S. GAAP Financial Measures

The Company uses the following non-U.S. GAAP financial measures: “currency-neutral net sales,” which are sales calculated using actual exchange rates in use during the comparative prior year period to enhance the visibility of the underlying business trends excluding the impact of translation arising from foreign currency exchange rate fluctuations.

The Company discusses these non-U.S. GAAP financial measures because management believes they assist investors in comparing the Company’s performance across reporting periods on a consistent basis by eliminating items that the Company does not believe are indicative of its core operating performance. Such non-U.S. GAAP financial measures assist investors in understanding the ongoing operating performance of the Company by presenting financial results between periods on a more comparable basis. Such measures should be considered in addition to, and not in lieu of, the financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

References to currency-neutral net sales should not be considered in isolation or as a substitute for other financial measures calculated and presented in accordance with U.S. GAAP, and may not be comparable to similarly titled non-U.S. GAAP financial measures used by other companies. In evaluating these non-U.S. GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this press release. The Company’s discussion of non-U.S. GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. Non-U.S. GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

About The L.S. Starrett Company:
Founded in 1880 by Laroy S. Starrett and incorporated in 1929, The L.S. Starrett Company is a leading manufacturer of high-end precision tools, cutting equipment, and metrology systems for industrial, professional and consumer markets and is engaged in the business of manufacturing over 5,000 different products for industrial, professional and consumer markets. The Company has a long history of global manufacturing experience and currently operates three major global manufacturing plants. All subsidiaries principally serve the global manufacturing industrial base with concentration in the metalworking, construction, machinery, equipment, aerospace and automotive markets. The Company offers its broad array of measuring and cutting products to the market through multiple channels of distribution throughout the world. Starrett is a brand recognized around the world for precision, quality and innovation. For more information, please visit: https://www.starrett.com.
Forward-Looking Statements:
This press release may contain forward-looking statements concerning the Company’s expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that it has anticipated. These forward-

looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, and other risks and uncertainties described in its Annual Report on Form 10-K, as amended, which was filed with the Securities and Exchange Commission on September 27, 2023 in the section entitled “Risk Factors,” and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

L.S. Starrett Company
Summary of Operations
Quarter and Six Months Ended December 31, 2023
TABLE 1

L.S. Starrett Company
Consolidated, Condensed Balance Sheet
December 31, 2023
TABLE 2

L.S. Starrett Company
Reconciliation of Net Sales to Currency Neutral Net Sales
Quarter and Six Months Ended December 31, 2023
TABLE 3

Contact:
John C. Tripp
Chief Financial Officer
(978) 249-3551
jtripp@starrett.com